Exhibit 99.1

FOR IMMEDIATE RELEASE

Group 1 Automotive and Prestige Imports Reach Settlement Agreement

HOUSTON, January 28, 2015 — Group 1 Automotive, Inc. (NYSE: GPI), an international, Fortune 500 automotive retailer, today stated the following:

Prestige Imports and Group 1 Automotive are pleased to announce that an amicable and mutually beneficial settlement agreement has been reached where the litigation over the purchase and sale of the Prestige Audi franchise portion of the Prestige Imports MotorGroup business has been resolved on terms satisfactory to all parties. Completion of the sale remains subject to manufacturer approval by Audi and customary contractual conditions to closing.

About Group 1 Automotive, Inc.
Group 1 owns and operates 150 automotive dealerships, 195 franchises, and 38 collision centers in the United States, the United Kingdom and Brazil that offer 32 brands of automobiles. Through its dealerships, the company sells new and used cars and light trucks; arranges related vehicle financing, service and insurance contracts; provides automotive maintenance and repair services; and sells vehicle parts.

SOURCE: Group 1 Automotive, Inc.

Investor contacts:
Sheila Roth
Manager, Investor Relations
Group 1 Automotive, Inc.
713-647-5741 | sroth@group1auto.com

Media contacts:
Pete DeLongchamps
V.P. Manufacturer Relations, Financial Services, and Public Affairs
Group 1 Automotive Inc.
713-647-5770 | pdelongchamps@group1auto.com
or
Clint Woods
Pierpont Communications, Inc.
713-627-2223 | cwoods@piercom.com